Registration No. 33-


       As filed with the Securities and Exchange Commission
                        on March 22, 1996


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


               SCOTT & STRINGFELLOW FINANCIAL, INC.
      (Exact name of registrant as specified in its charter)

          VIRGINIA                         54-1315256
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification No.)

     909 East Main Street, Richmond, Virginia       23219
     (Address of Principal Executive Offices)     (Zip Code)

SCOTT & STRINGFELLOW FINANCIAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                  As amended on October 17, 1995
                     (Full title of the plan)


            Charles E. Mintz, Chief Financial Officer
               Scott & Stringfellow Financial, Inc.
         909 East Main Street, Richmond, Virginia  23219
             (Name and address of agent for service)

                          (804) 643-1811
  (Telephone number, including area code, of agent for service)



Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.








                    This is page 1 of 9 pages.
                 Exhibit Index appears on page 6.






CALCULATION OF REGISTRATION FEE:


                                 Proposed      Proposed
                                 maximum       maximum
Title of            Amount       offering      aggregate    Amount of
securities to       to be        price per     offering    registration
be registered     registered (1)  share (2)      price          fee

Common stock        150,000      $ 14.0625     $ 2,109,375   $1,054.69

(1) Represents the maximum number of shares of Common Stock of Scott & Stringfellow Financial, Inc. (the "Company") that may be offered and sold hereunder.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported in the National Association of Security Dealers Automated Quotation System on March 20, 1996. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.







































PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The purpose of this Registration Statement is to register 150,000 additional shares of Common Stock, $.10 par value, of Scott & Stringfellow Financial, Inc., pursuant to the Scott & Stringfellow Financial, Inc. 1992 Employee Stock Purchase plan, as amended and restated on October 17, 1995, and interests of participation to be offered and sold pursuant to such plan. The Registrant hereby incorporates by reference all information included in its Form S-8 Registration Statement No. 33-54700 (filed on November 18, 1992).

Item 8.  Exhibits

     See Index to Exhibits.















































SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 22, 1996.

                         SCOTT & STRINGFELLOW FINANCIAL, INC.

                         Registrant
                         By:
                              /S/ Charles E. Mintz
                              Charles E. Mintz
                              Senior Vice President and
                              Chief Financial Officer
                              (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Board of Directors


/S/ Sidney Buford Scott       Chairman of the Board
Sidney Buford Scott           March 22, 1996


/S/ Frederic S. Bocock        Vice Chairman of the Board
Frederic S. Bocock            March 22, 1996

                              President and Chief Executive Officer
                              and Director
/S/ John Sherman, Jr.         (Principal Executive Officer)
John Sherman, Jr.             March 22, 1996

                              Executive Vice President and
/S/ David Plageman            Director
David Plageman                March 22, 1996

                              Executive Vice President and
/S/ William F. Calliott       Director
William F. Calliott           March 22, 1996

                              Senior Vice President and
(not signed)                  Director
R. Bruce Campbell             March 22, 1996

                              Senior Vice President and
/S/ John J. Muldowney         Director
John J. Muldowney             March 22, 1996

                              Senior Vice President and
/S/ Steven C. DeLaney         Director
Steven C. DeLaney             March 22, 1996


(not signed)                  Director
William P. Schubmehl          March 22, 1996


/S/ William W. Berry          Director
William W. Berry              March 22, 1996

/S/ Robert L. Hintz           Director
Robert L. Hintz               March 22, 1996


/S/ R. Gordon Smith           Director
R. Gordon Smith               March 22, 1996



THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the members of the plan Administration Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 22, 1996.


                         SCOTT & STRINGFELLOW FINANCIAL, INC.
                         EMPLOYEE STOCK PURCHASE PLAN



                         By: /S/ David Plageman

                             David Plageman
                             Chairman of the plan
                             Administration Committee
























                            EXHIBITS

                                TO

               SCOTT & STRINGFELLOW FINANCIAL, INC.

                REGISTRATION STATEMENT ON FORM S-8
                          MARCH 22, 1996


                          Exhibit Index


The following exhibits are filed herewith as part of this Registration
Statement:


Exhibit No.                                                Page No.


5.1       Opinion and Consent of McGuire, Woods,
          Battle & Boothe, Counsel to the Company
          as to the validity of the Common Stock
          offered hereunder                                   7

23.1      Consent of Independent Auditor                      8

23.2      Consent of McGuire, Woods, Battle & Boothe
          (included in Exhibit 5.1)

99.1      Scott & Stringfellow Financial, Inc.                9
          Employee Stock Purchase Plan
          (as amended and restated)